Exhibit 99.1

Ceridian Reports Second Quarter 2018 Results

•	Cloud revenue of $127.8 million, up 35.5% year-over-year

•	Total revenue of $179.3 million, up 13.8% year-over-year

•	Operating loss of $11.3 million, which includes $25.3 million of IPO and debt refinancing related expenses

•	Excluding these items, operating profit would have been $14.0 million, as compared to an operating profit of $0.9 million in the second quarter of 2017

•	Adjusted EBITDA of $33.6 million, up 48.7% year-over-year

Minneapolis, MN, August 8, 2018 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (HCM) software company, announced today its financial results for the second quarter ended June 30, 2018. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are pleased with our second quarter results as we continued to build on the positive momentum from our recent IPO,” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “We achieved Cloud revenue growth of 36% and adjusted EBITDA growth of 49% year-over-year, which drove an increase in Adjusted EBITDA margin from 14.3% to 18.7%. Cloud revenue now represents over 70% of our revenue as we continued to build a strong base of Dayforce customers. Revenue from Dayforce, our flagship cloud HCM platform, grew over 40% during the quarter, reflecting continued strong market demand.”

Ossip continued, “Our performance through the first half of the year provides us with the confidence to raise our full year fiscal 2018 outlook for revenue. However, we have maintained our outlook for Adjusted EBITDA, as we have accelerated our investments in several growth initiatives into the second half of 2018. We believe additional investments in HCM summits, business development executives, and additional sales and marketing and product development resources, to be important drivers of our future growth.”

Financial Highlights for the Second Quarter of 2018

Revenue

•	Dayforce revenue increased 41.2% to $106.3 million from $75.3 million in the second quarter of 2017.

•	Cloud revenue, which includes both Dayforce and Powerpay, increased 35.5% to $127.8 million from $94.3 million in the second quarter of 2017.

•	Total revenue, which includes revenue from both our Cloud and Bureau solutions, increased 13.8% to $179.3 million from $157.5 million in the second quarter of 2017.

•	Excluding the effect of foreign currency fluctuations, Cloud revenue increased 33.4% year-over-year, and total revenue increased 12.4% year-over-year.

Operating Profit (Loss), Pretax Loss, and Adjusted EBITDA

•

Operating loss was $11.3 million, as compared to an operating profit of $0.9 million in the second quarter of 2017. Excluding $25.3 million of IPO and debt refinancing related expenses, operating profit would have been $14.0 million. Pretax loss from continuing operations was $54.7 million compared to $21.1 million in the second quarter of 2017.

•	Adjusted EBITDA increased 48.7% to $33.6 million from $22.6 million in the second quarter of 2017. Adjusted EBITDA margin increased to 18.7% from 14.3%, in the second quarter of 2017.

Net loss and Net loss per share

•

Including $51.0 million of IPO and debt refinancing related expenses, loss from continuing operations was $55.8 million, compared to a loss from continuing operations of $23.0 million for the second quarter of 2017. Net loss per share from continuing operations attributable to Ceridian was $(0.51) for the second quarter of 2018 based on 113.3 million basic and diluted weighted average common shares outstanding. Net loss per share from continuing operations attributable to Ceridian was $(0.44) for the second quarter of 2017, based on 65.2 million basic and diluted weighted average common shares outstanding.

Balance Sheet

•	Cash and cash equivalents were $171.8 million as of June 30, 2018, an increase of $77.6 million compared to $94.2 million as of December 31, 2017.

•	Total debt was $671.5 million as of June 30, 2018, a reduction of $448.3 million compared to $1,119.8 million as of December 31, 2017.

Dayforce Live Customer Count

•

3,308 Dayforce customers were live on the Dayforce platform at the end of the second quarter of 2018, an increase of 618 customers as compared to 2,690 Dayforce customers at the end of the second quarter of 2017.

Business Outlook

Based on information available as of August 8, 2018, Ceridian is issuing guidance for the third quarter and revised guidance for the full year fiscal 2018 as indicated below.

Third Quarter 2018

•	Cloud revenue is expected to be in the range of $129 million to $131 million.

•	Total revenue is expected to be in the range of $175 million to $177 million.

•	Adjusted EBITDA is expected to be in the range of $30 million to $32 million.

Full Year Fiscal 2018

Due to our strong second quarter revenue, we are increasing our full year fiscal 2018 revenue guidance for Cloud and total revenue as follows:

•	Cloud revenue is expected to be in the range of $526 million to $530 million.

•	Total revenue is expected to be in the range of $735 million to $740 million.

Given our over-performance in the second quarter, we are able to accelerate some of our investments in growth initiatives and still meet our profitability targets; and we are reaffirming our outlook for Adjusted EBITDA, which is expected to be in the range of $148 million to $152 million.

We have not reconciled the Adjusted EBITDA ranges for the third quarter of 2018 or the full fiscal year of 2018 to the directly comparable GAAP financial measure because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense, changes in foreign currency exchange rates and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to the directly comparable GAAP financial measure is not available at this time.

Conference Call Details

Ceridian will host a conference call on August 9, 2018 at 8:00 a.m. Eastern Daylight Time to discuss the financial results for the second quarter of 2018. The conference call can be accessed by dialing 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International). Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at http://investors.ceridian.com.

The conference call replay will be available from 11:00 a.m. Eastern Daylight Time on August 9, 2018, through August 16, 2018, by dialing 1-844-512-2921 (U.S. & Canada), or 1-412-317-6671 (International). The replay passcode will be 13681350.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, and revenue growth in a constant currency. We believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense, severance charges, restructuring consulting fees, transaction costs, and environmental reserve charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting management performance trends because Adjusted EBITDA and Adjusted EBITDA margin exclude the results of decisions that are outside the control of operating management.

Our presentation of Adjusted EBITDA and Adjusted EBITDA margin are intended as supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to operating profit (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with U.S. GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by these items. Adjusted EBITDA and Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA and Adjusted EBITDA margin are not defined under U.S. GAAP, are not measures of net income, operating income, or any other performance measures derived in accordance with U.S. GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the impact of share-based compensation upon our results of operations;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; and

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our income tax expense or the cash requirements to pay our income taxes.

In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue growth in a constant currency to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations. We calculate percentage change in revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars for all applicable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to third quarter and full year fiscal 2018 total revenue, Cloud revenue and Adjusted EBITDA, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following: our inability to attain or to maintain profitability; significant competition for our solutions; our inability to continue to develop or to sell our existing Cloud solutions; our inability to manage our growth effectively; the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue; the market for enterprise cloud computing develops slower than we expect or declines; efforts to increase use of our Cloud solutions and our other applications may not succeed; we fail to provide enhancements and new features and modifications to our solutions; we fail to comply with the FTC’s ongoing consent order regarding data protection; system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; we are unable to successfully expand our current offerings into new markets or further penetrate existing markets; we are unable to meet the more complex configuration and integration demands of our large customers; our customers declining to renew their agreements with us or renewing at lower performance fee levels; we fail to manage our technical operations infrastructure; we are unable to maintain necessary third party licenses or errors; our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; we fail to keep pace with rapid technological changes and evolving industry standards; changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself and general economic, political and market forces beyond our control. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; the U.S. Federal Reserve and Bank of Canada continue to increase interest rates as anticipated; foreign exchange rates, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions, except share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$171.8	$94.2
Trade and other receivables, net	63.9	66.6
Prepaid expenses	42.0	36.4
Assets of discontinued operations	—	156.2
Other current assets	2.7	5.3

Total current assets before customer trust funds	280.4	358.7
Customer trust funds	3,703.9	4,099.7

Total current assets	3,984.3	4,458.4
Property, plant, and equipment, net	100.1	102.0
Goodwill	1,942.6	1,961.0
Other intangible assets, net	196.6	206.5
Other assets	1.8	2.0

Total assets	$6,225.4	$6,729.9

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$5.1	$—
Accounts payable	39.2	44.4
Accrued interest	0.2	15.9
Deferred revenue	15.1	14.0
Employee compensation and benefits	55.4	68.8
Liabilities of discontinued operations	0.2	19.6
Other accrued expenses	20.1	15.0

Total current liabilities before customer trust funds obligations	135.3	177.7
Customer trust funds obligations	3,728.3	4,105.5

Total current liabilities	3,863.6	4,283.2
Long-term debt, less current portion	666.4	1,119.8
Employee benefit plans	141.4	152.4
Other liabilities	40.2	45.5

Total liabilities	4,711.6	5,600.9
Commitments and contingencies
Stockholders’ equity:
Senior preferred stock, $0.01 par, 70,000,000 shares authorized, 16,802,144 shares issued and outstanding as of December 31, 2017	—	184.8
Junior preferred stock, $0.01 par, 70,000,000 shares authorized, 58,244,308 shares issued and outstanding as of December 31, 2017	—	0.6
Common stock, $0.01 par, 500,000,000 shares authorized, 137,465,215 shares issued and outstanding as of June 30, 2018 and 150,000,000 shares authorized, 65,285,962 shares issued and outstanding as of December 31, 2017	1.4	0.7
Additional paid in capital	2,284.6	1,565.4
Accumulated deficit	(423.5)	(348.2)
Accumulated other comprehensive loss	(348.7)	(312.1)

Total stockholders’ equity	1,513.8	1,091.2
Noncontrolling interest	—	37.8

Total equity	1,513.8	1,129.0

Total liabilities and equity	$6,225.4	$6,729.9

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited; dollars in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Recurring services	$156.6	$140.8	$323.6	$292.6
Professional services and other	22.7	16.7	42.9	32.3

Total revenue	179.3	157.5	366.5	324.9
Cost of revenue:
Recurring services	49.5	48.1	100.2	97.4
Professional services and other	33.4	34.1	66.2	68.0
Product development and management	15.1	10.0	28.8	20.8
Depreciation and amortization	8.5	7.6	17.2	15.2

Total cost of revenue	106.5	99.8	212.4	201.4

Gross profit	72.8	57.7	154.1	123.5
Costs and expenses:
Selling, general, and administrative	84.1	54.8	140.9	108.6
Other expense (income), net	—	2.0	(2.8)	3.1

Operating (loss) profit	(11.3)	0.9	16.0	11.8
Interest expense, net	43.4	22.0	65.6	43.4

Loss from continuing operations before income taxes	(54.7)	(21.1)	(49.6)	(31.6)
Income tax expense	1.1	1.9	6.7	2.9

Loss from continuing operations	(55.8)	(23.0)	(56.3)	(34.5)
(Loss) income from discontinued operations	(9.7)	0.2	(11.8)	0.5

Net loss	(65.5)	(22.8)	(68.1)	(34.0)

Net income (loss) attributable to noncontrolling interest	—	0.1	(0.5)	0.1

Net loss attributable to Ceridian	$(65.5)	$(22.9)	$(67.6)	$(34.1)

Net loss per share attributable to Ceridian - basic and diluted	$(0.60)	$(0.43)	$(0.84)	$(0.68)
Weighted-average shares used to compute net loss per share attributable to Ceridian - basic and diluted	113,311,107	65,225,104	89,445,371	65,130,383

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(65.5)	$(22.8)	$(68.1)	$(34.0)
Items of other comprehensive income (loss) before income taxes:
Change in foreign currency translation adjustment	(9.9)	14.7	(26.0)	19.6
Change in unrealized loss from invested customer trust funds	(5.1)	(4.0)	(18.5)	(2.2)
Change in pension liability adjustment	2.9	2.5	5.8	5.1

Other comprehensive (loss) income before income taxes	(12.1)	13.2	(38.7)	22.5
Income tax expense (benefit), net	(0.6)	(2.8)	(1.4)	(1.2)

Other comprehensive (loss) income after income taxes	(11.5)	16.0	(37.3)	23.7

Comprehensive loss	(77.0)	(6.8)	(105.4)	(10.3)

Comprehensive income (loss) attributable to noncontrolling interest	0.2	0.3	(0.5)	0.4

Comprehensive loss attributable to Ceridian	$(77.2)	$(7.1)	$(104.9)	$(10.7)

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Six Months Ended June 30,
	2018	2017
Net loss	$(68.1)	$(34.0)
Loss (income) from discontinued operations	11.8	(0.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(6.7)	(1.6)
Depreciation and amortization	28.1	26.1
Amortization of debt issuance costs and debt discount	1.6	1.8
Loss on debt extinguishment	25.7	—
Net periodic pension and postretirement cost	1.2	0.6
Share-based compensation	13.2	8.5
Other	(0.8)	(1.3)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	0.8	14.6
Prepaid expenses and other current assets	(5.8)	(8.7)
Accounts payable and other accrued expenses	(4.6)	(4.5)
Deferred revenue	1.3	1.5
Employee compensation and benefits	(19.0)	(22.1)
Accrued interest	(15.6)	(5.2)
Accrued taxes	4.2	(10.2)
Other assets and liabilities	(1.4)	(0.4)

Net cash used in operating activities - continuing operations	(34.1)	(35.4)
Net cash used in operating activities - discontinued operations	(1.1)	(3.2)

Net cash used in operating activities	(35.2)	(38.6)
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(610.3)	(252.2)
Proceeds from sale and maturity of customer trust funds marketable securities	609.7	273.4
Net change in restricted cash and other restricted assets held to satisfy customer trust funds obligations	339.5	(36.8)
Expenditures for property, plant, and equipment	(4.9)	(4.6)
Expenditures for software and technology	(13.9)	(14.6)
Net proceeds from divestitures	—	0.9

Net cash provided by (used in) investing activities - continuing operations	320.1	(33.9)
Net cash used in investing activities - discontinued operations	—	(0.2)

Net cash provided by (used in) investing activities	320.1	(34.1)
Cash Flows from Financing Activities
(Decrease) increase in customer trust funds obligations, net	(338.9)	15.6
Net proceeds from issuance of common stock	595.0	78.4
Proceeds from issuance of common stock upon exercise of stock options	14.4	—
Repurchase of stock	—	(1.8)
Proceeds from debt issuance	680.0	—
Repayment of long-term debt obligations	(1,132.3)	—
Payment of debt refinancing costs	(23.3)	—

Net cash (used in) provided by financing activities	(205.1)	92.2
Effect of Exchange Rate Changes on Cash	(2.7)	2.6

Net increase in cash and equivalents	77.1	22.1
Elimination of cash from discontinued operations	0.5	1.6
Cash and equivalents at beginning of period	94.2	120.8

Cash and equivalents at end of period	$171.8	$144.5

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions)
Operating (loss) profit	$(11.3)	$0.9	$16.0	$11.8
Depreciation and amortization	14.2	13.0	28.1	26.1

EBITDA from continuing operations (1)	2.9	13.9	44.1	37.9
Sponsorship management fees (2)	11.5	0.5	12.0	1.0
Intercompany foreign exchange loss (gain)	—	2.1	(2.8)	2.9
Share-based compensation (3)	12.0	4.3	14.7	8.5
Severance charges (4)	1.1	1.6	3.0	3.5
Restructuring consulting fees (5)	2.4	0.2	2.5	—
IPO transaction costs (6)	3.7	—	3.7	—

Adjusted EBITDA	$33.6	$22.6	$77.2	$53.8

Adjusted EBITDA margin	18.7%	14.3%	21.1%	16.6%

(1)	We define EBITDA from continuing operations as net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.
(2)

Represents expenses related to our management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC and Cannae Holdings, LLC. In April 2018, the management agreements terminated upon consummation of our IPO. Upon termination, the management agreements provided that we pay a termination fee equal to the net present value of the management fee for a seven-year period, which was $11.3 million.

(3)

Share-based compensation expense in 2018 includes $8.1 million of expense recognized upon meeting the performance criteria of all stock appreciation rights and performance-based stock options, which were triggered by our IPO, resulting in the vesting of all stock appreciation rights and performance-based stock options, as well as the vesting of certain stock options which accelerated upon IPO.

(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated, resulting primarily from the shift of business from our Bureau solutions to our Cloud solutions.
(5)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(6)	Represents expenses related to the IPO and refinancing of our debt, that were not eligible for capitalization.

The following tables present a reconciliation of our reported results to our non-GAAP Adjusted EBITDA basis for all periods presented:

	Three Months Ended June 30, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$49.5	$1.3	$0.3	$—	$47.9
Professional services and other	33.4	0.7	0.1	—	32.6
Product development and management	15.1	0.5	—	—	14.6
Depreciation and amortization	8.5	—	—	—	8.5

Total cost of revenue	106.5	2.5	0.4	—	103.6
Sales and marketing	32.3	2.4	0.3	—	29.6
General and administrative	51.8	7.1	0.4	17.6	26.7
Other (income) expense, net	—	—	—	—	—
Operating profit (loss)	(11.3)	12.0	1.1	17.6	19.4
Depreciation and amortization	14.2	—	—	—	14.2

EBITDA from continuing operations	$2.9	$12.0	$1.1	$17.6	$33.6

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), restructuring consulting fees, and IPO transaction costs.

	Three Months Ended June 30, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$48.1	$0.3	$0.8	$—	$47.0
Professional services and other	34.1	0.3	0.4	—	33.4
Product development and management	10.0	0.2	—	—	9.8
Depreciation and amortization	7.6	—	—	—	7.6

Total cost of revenue	99.8	0.8	1.2	—	97.8
Sales and marketing	28.3	0.4	0.2	—	27.7
General and administrative	26.5	3.1	0.2	0.7	22.5
Other (income) expense, net	2.0	—	—	2.1	(0.1)
Operating profit (loss)	0.9	4.3	1.6	2.8	9.6
Depreciation and amortization	13.0	—	—	—	13.0

EBITDA from continuing operations	$13.9	$4.3	$1.6	$2.8	$22.6

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), restructuring consulting fees, and IPO transaction costs.

	Six Months Ended June 30, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$100.2	$1.4	$0.8	$—	$98.0
Professional services and other	66.2	0.8	0.6	—	64.8
Product development and management	28.8	0.6	0.1	—	28.1
Depreciation and amortization	17.2	—	—	—	17.2

Total cost of revenue	212.4	2.8	1.5	—	208.1
Sales and marketing	62.6	2.8	1.0	—	58.8
General and administrative	78.3	9.1	0.5	18.2	50.5
Other (income) expense, net	(2.8)	—	—	(2.8)	—
Operating profit (loss)	16.0	14.7	3.0	15.4	49.1
Depreciation and amortization	28.1	—	—		28.1

EBITDA from continuing operations	$44.1	$14.7	$3.0	$15.4	$77.2

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), restructuring consulting fees, and IPO transaction costs.

	Six Months Ended June 30, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$97.4	$0.5	$1.5	$—	$95.4
Professional services and other	68.0	0.6	0.5	—	66.9
Product development and management	20.8	0.4	0.5	—	19.9
Depreciation and amortization	15.2	—	—	—	15.2

Total cost of revenue	201.4	1.5	2.5	—	197.4
Sales and marketing	54.7	0.8	0.5	—	53.4
General and administrative	53.9	6.2	0.5	1.0	46.2
Other (income) expense, net	3.1	—	—	2.9	0.2
Operating profit (loss)	11.8	8.5	3.5	3.9	27.7
Depreciation and amortization	26.1	—	—	—	26.1

EBITDA from continuing operations	$37.9	$8.5	$3.5	$3.9	$53.8

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), restructuring consulting fees, and IPO transaction costs.

The following table presents our condensed consolidated statements of operations reflecting the discontinued operations of the LifeWorks business for the periods presented:

	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
	(Dollars in millions)
Revenue:
Cloud recurring services	$76.4	$78.5	$85.9	$95.4	$106.0	$105.7
Bureau recurring services	75.4	62.3	59.7	64.9	61.0	50.9

Recurring services	151.8	140.8	145.6	160.3	167.0	156.6
Cloud professional services and other	14.3	15.8	17.1	20.9	19.2	22.1
Bureau professional services and other	1.3	0.9	0.8	1.2	1.0	0.6

Professional services and other	15.6	16.7	17.9	22.1	20.2	22.7

Total revenue	167.4	157.5	163.5	182.4	187.2	179.3
Cost of revenue:
Cloud recurring services	28.9	30.2	31.4	34.6	33.1	34.1
Bureau recurring services	20.4	17.9	17.0	16.4	17.6	15.4

Recurring services	49.3	48.1	48.4	51.0	50.7	49.5
Professional services and other	33.9	34.1	34.8	33.0	32.8	33.4
Product development and management	10.8	10.0	11.0	11.8	13.7	15.1
Depreciation and amortization	7.6	7.6	8.0	8.1	8.7	8.5

Total cost of revenue	101.6	99.8	102.2	103.9	105.9	106.5
Gross profit	65.8	57.7	61.3	78.5	81.3	72.8
Costs and expenses:
Selling, general, and administrative	53.8	54.8	52.4	62.0	56.8	84.1
Other expense (income), net	1.1	2.0	3.8	0.4	(2.8)	—

Operating profit (loss)	10.9	0.9	5.1	16.1	27.3	(11.3)
Interest expense, net	21.4	22.0	21.9	21.8	22.2	43.4

(Loss) income from continuing operations before income taxes	(10.5)	(21.1)	(16.8)	(5.7)	5.1	(54.7)
Income tax expense (benefit)	1.0	1.9	0.9	(53.4)	5.6	1.1

(Loss) income from continuing operations	(11.5)	(23.0)	(17.7)	47.7	(0.5)	(55.8)
Income (loss) from discontinued operations	0.3	0.2	(2.9)	(3.6)	(2.1)	(9.7)

Net (loss) income	(11.2)	(22.8)	(20.6)	44.1	(2.6)	(65.5)
Net income (loss) attributable to noncontrolling interest	—	0.1	(0.5)	(0.9)	(0.5)	—

Net (loss) income attributable to Ceridian	$(11.2)	$(22.9)	$(20.1)	$45.0	$(2.1)	$(65.5)

Net (loss) income per share attributable to Ceridian - basic	$(0.24)	$(0.43)	$(0.39)	$0.61	$(0.11)	$(0.60)
Net (loss) income per share attributable to Ceridian - diluted	$(0.24)	$(0.43)	$(0.39)	$0.41	$(0.11)	$(0.60)
Weighted-average shares used to compute net loss per share attributable to Ceridian - basic	65,034,610	65,225,104	65,281,692	65,283,544	65,314,462	113,311,107
Weighted-average shares used to compute net loss per share attributable to Ceridian - diluted	65,034,610	65,225,104	65,281,692	110,914,996	65,314,462	113,311,107

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com